EXHIBIT 8(A)

                               CUSTODY AGREEMENT


         AGREEMENT dated as of December 29, 1993, between MORGAN GRENFELL INVESTMENT TRUST, a business trust organized under the laws of the State of Delaware, having its principal office and place of business at 885 Third Avenue, New York, New York 10022 (the "Trust"), and THE NORTHERN TRUST COMPANY (the "Custodian"), an Illinois trust company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60675.

                              W I T N E S S E T H:

         That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

1.       Definitions.

         Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a) "Administrator" shall mean the person which performs the administration functions for the Trust.

         (b) "Authorized Person" shall be deemed to include the Chairman of the Board of Trustees, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

         (c) "Board of Trustees" shall mean the Board of Trustees of the Trust.

         (d) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

         (e) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Trust by any two Authorized Persons or any two officers thereof.

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         (f) "Master Trust Agreement" shall mean the Agreement and Declaration of Trust of the Trust dated September 13, 1993, as the same may be amended from time to time.

         (g) "Depository" shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under
         Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

         (h) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

         (i) "Oral Instructions" shall mean an oral communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

         (j) "Portfolio" refers to each of the Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Fixed Income Fund or any such other separate and distinct investment portfolio as may from time to time be created and designated by the Trust in accordance with the provisions of the Master Trust Agreement and which the Trust and the Custodian shall have agreed in writing shall be subject to this Agreement pursuant to the provisions of Section 5(b).

         (k) "Prospectus" shall mean the Trust's current prospectus and statement of additional information relating to the registration of the Trust's Shares under the Securities Act of 1933, as amended.


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         (l) "Shares" refers to the shares of beneficial interest of the Trust.

         (m) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodity interests and investments from time to time owned by the Trust.

         (n) "Sub-Custodian" shall mean and include (i) any branch of the Custodian, (ii) any branch of a "qualified U.S. bank," as that term is defined in Rule 17f-5 under the 1940 Act, and (iii) any "eligible foreign custodian," as that term is defined in Rule 17f-5 under the 1940 Act, approved by the Board of Trustees and having a contract with the Custodian which contract has been approved by the Board of Trustees and (iv) any securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates the central system for handling of securities or equivalent book-entries in that country or a transnational system for the central handling of securities or equivalent book- entries, which securities depository or clearing agency has been approved by the Board of Trustees; provided, that the Custodian or a Sub-Custodian has entered into an agreement with such securities depository or clearing agency.

         (o) "Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent for the Trust.

         (p) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication; however, "Written Instructions" from the Administrator to the Custodian shall mean an electronic communication transmitted by fund accountants and their managers (who have been provided an access code by the Administrator) and actually received by the Custodian.

         (q) The "1940 Act" shall mean the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.       Appointment of Custodian.

         (a) The Trust hereby constitutes and appoints the Custodian as custodian of all the Securities and monies owned by or in


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         the possession of the Trust during the period of this Agreement.

         (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.       Appointment and Removal of Sub-Custodians.

         (a) The Custodian may appoint one or more Sub-Custodians to act as Depository or Depositories or as sub-custodian or subcustodians of Securities and moneys at any time owned by any Portfolio, upon terms and conditions as are specified in this Agreement. The Custodian shall oversee the maintenance of any Securities or moneys of any Portfolio by any Sub-Custodian.

         (b) If, after the initial approval of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Portfolios, it will so notify the Trust and provide it with information reasonably necessary to determine any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian. The Trust shall within 30 days after receipt of such notice and information give a written approval or disapproval of the proposed action.

         (c) If the Custodian intends to remove any Sub-Custodian previously approved by the Board of Trustees, it shall so notify the Trust and move the property of the Portfolios deposited with such Sub-Custodian to another Sub-Custodian previously approved by the Board of Trustees. The Custodian shall take such steps as may be required to remove any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

         (d) The Custodian hereby warrants to the Trust that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Custodian (that is not being used as a foreign securities depository or clearing agency) holding property of a Portfolio pursuant to this Agreement afford protection for such property not materially different from that afforded by the Custodian's established procedures with respect to similar property held by it (and its securities depositories) in Chicago, Illinois.


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4.       Use of Sub-Custodians.

         With respect to property of a Portfolio which is maintained by the Custodian in the physical custody of a Sub-Custodian pursuant to
         Section 3:

         (a) The Custodian will identify on its books as belonging to the particular Portfolio any property held by such Sub-Custodian.

         (b) In the event that a Sub-Custodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such Sub-Custodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian as a custodian for its customers.

         (c) Any Securities held by a Sub-Custodian will be subject only to the instructions of the Custodian or its agents; and any Securities held in an eligible foreign securities depository for the account of a Sub-Custodian will be subject only to the instructions of such Sub-Custodian.

         (d) The Custodian will only deposit property of a Portfolio in an account with a Sub-Custodian which includes exclusively the assets held by the Custodian for its customers, and will cause such account to be designated by such Sub-Custodian as a special custody account for the exclusive benefit of customers of the Custodian.

5.       Compensation.

         (a) The Trust will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein for the existing Portfolios. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements may include only the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which Schedule may be modified by the Custodian if the Trust consents in writing to the modification.

         (b) The parties hereto will agree upon the compensation for acting as Custodian for any Portfolio hereafter established and designated, and at the time that the Custodian commences serving as such for said Portfolio, such agreement shall be reflected in a Fee Schedule for that Portfolio, dated and


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         signed by an officer of each party hereto, which shall be attached to
         Schedule A of this Agreement.

         (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an officer of each party hereto.

         (d) The Custodian will bill the Trust for its services to each Portfolio hereunder as soon as practicable after the end of each calendar quarter, and said billings will be detailed in accordance with the Fee Schedule for the Trust. The Trust will promptly pay to the Custodian the amount of such billing. The Custodian shall have a lien on the property in each Portfolio for any compensation or expense amount owing to the Custodian in connection with such Portfolio from time to time under this Agreement.

         (e) The Custodian (not the Trust) will be responsible for the payment of the compensation of each Sub-Custodian.

6.       Custody of Cash and Securities.

         (a) Receipt and Holding of Assets. The Trust will deliver or cause to be delivered to the Custodian and the Sub-Custodians all Securities and monies owned by the Trust at any time during the period of this Agreement and shall specify the Portfolio to which the Securities and monies are to be specifically allocated. The Custodian will not be responsible for such Securities and monies until actually received by it or by a Sub-Custodian. The Trust shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amounts Securities and monies of a Portfolio are to be deposited on behalf of such Portfolio in the Book-Entry System or the Depository; provided, however, that prior to the deposit of Securities of a Portfolio in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian or a Sub-Custodian in the Book-Entry System or the Depository. Securities and monies of a Portfolio deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for its customers.


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         (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for each Portfolio and shall credit to the separate account all monies received by it or a Sub-Custodian for the account of such Portfolio and shall disburse, or cause a Sub-Custodian to disburse, the same only:

               1. In payment for Securities purchased for the Portfolio, as provided in Section 7 hereof;

               2. In payment of dividends or distributions with respect to the Shares of such Portfolio, as provided in Section 9 hereof;

               3. In payment of original issue or other taxes with respect to the Shares of such Portfolio, as provided in Section 10(c) hereof;

               4. In payment for Shares which have been redeemed by such Portfolio, as provided in Section 10 hereof;

               5. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Trust, as provided in Sections 5 and 14(h) hereof.

               6. Pursuant to Written Instructions setting forth the name of the Portfolio and the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made.

         (c) Fail Float. In the event that any payment made for a Portfolio under this Section 6 exceeds the funds available in that Portfolio's account, the Custodian or relevant Sub-Custodian, as the case may be, may, in its discretion, advance the Trust on behalf of that Portfolio an amount equal to such excess and such advance shall be deemed an overdraft from the Custodian or such Sub-Custodian to that Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Custodian or such Sub-Custodian on similar overdrafts.

         (d) Confirmation and Statements. Promptly after the close of business on each business day, the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of each Portfolio during said day. Such summary shall include without limitation, as to property acquired for a Portfolio, the identity of the entity having physical possession of such property. Where securities purchased by a Portfolio are in a fungible bulk of securities


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         registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository, the Book-Entry System or a Sub-Custodian, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to such Portfolio. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and monies held by it and all Sub- Custodians for each Portfolio. In the absence of the filing in writing with the Custodian by the Trust of exceptions or objections to any such statement within 60 days of the Trust's receipt of such statement, or within 60 days after the date that a material defect is reasonably discoverable, the Trust shall be deemed to have approved such statement; and in such case or upon written approval of the Trust of any such statement the Custodian shall, to the extent permitted by law and provided the Custodian has met the standard of care in Section 14 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Trust and all persons having any equity interest in the Trust were parties.

         (e) Registration of Securities and Physical Separation. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian or a Sub-Custodian in that form; all other Securities held for a Portfolio may be registered in the name of that Portfolio, in the name of any duly appointed registered nominee of the Custodian or a Sub-Custodian as the Custodian or such Sub-Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian or any Sub-Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which the Custodian or a Sub-Custodian may hold for the account of a Portfolio and which may from time to time be registered in the name of a Portfolio. The Custodian shall hold all such Securities specifically allocated to a Portfolio which are not held in the Book-Entry System or the Depository in a separate account for such Portfolio in the name of such Portfolio physically segregated at all times from those of any other person or persons.


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         (f) Segregated Accounts. Upon receipt of a Written Instruction, the
         Custodian will establish segregated accounts on behalf of a Portfolio to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such Segregated Accounts only as it shall be directed by subsequent Written Instruction.

         (g) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian, by itself or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall, or shall instruct the relevant Sub-Custodian to:

               1. Collect all income due or payable with respect to Securities held for a Portfolio in accordance with this Agreement;

               2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

               3. Surrender Securities in temporary form for definitive Securities;

               4. Execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

               5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of each Portfolio all rights and similar Securities issued with respect to any Securities held by the Custodian or relevant Sub-Custodian for each Portfolio.

               If the Custodian or any Sub-Custodian causes the account of a Portfolio to be credited on the payable date for interest, dividends or redemptions, the particular Portfolio involved will promptly return to the Custodian any such amount or property so credited upon Oral or written notification that neither the Custodian nor the relevant Sub-Custodian can collect such amount or property in the ordinary course of business. The Custodian or such Sub-Custodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with


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               respect to the collection of such amount or property beyond its ordinary collection procedures.

         (h) Delivery of Securities and Evidence of Authority. Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 6(h) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall, or shall instruct the relevant Sub-Custodian to:

               1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercised;

               2. Deliver or cause to be delivered any Securities held for a Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

               3. Deliver or cause to be delivered any Securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each such Portfolio certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

               4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Portfolio and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

               5. Deliver Securities upon sale of such Securities for the account of a Portfolio pursuant to Section 7;

               6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by a Portfolio;


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               7. Deliver Securities owned by a Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian or Sub-Custodian, as the case may be;

               8. Deliver Securities for delivery in connection with any loans of securities made by a Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities;

               9. Deliver Securities for delivery as security in connection with any borrowings by a Portfolio requiring a pledge of Portfolio assets, but only against receipt of amounts borrowed;

               10. Deliver Securities to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

               11. Deliver Securities owned by any Portfolio as collateral in connection with short sales by such Portfolio of common stock for which such Portfolio owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment of further consideration, into shares of the common stock sold short;

               12. Deliver Securities owned by any Portfolio for any purpose expressly permitted by and in accordance with procedures described in the Prospectus; and

               13. Deliver Securities owned by any Portfolio for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.


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         (i) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Portfolio.

7.       Purchase and Sale of Investments of a Portfolio.

         (a) Promptly after each purchase of Securities for a Portfolio, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Written Instruction and (ii) with respect to each purchase of Money Market Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (i) the name of the Portfolio to which such Securities are to be specifically allocated;
         (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) the Sub-Custodian to hold such Securities (if not the Custodian) or whether the Securities purchased are to be deposited in the Book- Entry System or the Depository. The Custodian or specified Sub-Custodian shall receive the Securities purchased by or for a Portfolio and upon receipt thereof shall pay to the broker or other person designated by the Trust out of the monies held for the account of such Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

         (b) Promptly after each sale of Securities of a Portfolio, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each sale of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to such sale: (i) the name of the Portfolio to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian or relevant Sub-Custodian


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         shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt of the total amount payable to such Portfolio upon such sale, provided that the same conforms to the total amount payable to such Portfolio as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian or relevant Sub-Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

8.       Lending of Securities.

         If any Portfolio is permitted by the terms of the Master Trust Agreement and the Prospectus to lend Securities, then the Board of Trustees may approve a separate written agreement between the Trust and the Custodian authorizing the Custodian to lend such Securities. Such agreement may provide for the payment of additional reasonable compensation to the Custodian.

9.       Payment of Dividends or Distributions.

         (a) The Trust shall furnish to the Custodian the vote of the Board of Trustees or the Dividend Committee thereof, as the case may be, certified by the Secretary of the Trust (i) authorizing the declaration of distributions with respect to a Portfolio on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by a Portfolio, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

         (b) Upon the payment date specified in such vote, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay the total amount payable to the Transfer Agent out of the monies specifically allocated to and held for the account of the appropriate Portfolio.


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

10.      Sale and Redemption of Shares of the Trust.

         (a) Whenever the Trust shall sell any Shares of a Portfolio, the Trust shall deliver or cause to be delivered to the Custodian a Written Instruction duly specifying:

               1. The name of the Portfolio whose Shares were sold;

               2. The number of Shares sold, trade date, and price; and

               3. The amount of money to be received by the Custodian for the sale of such Shares.

         The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares of a Portfolio and that the information contained therein will be derived from the sales of Shares as reported to the Trust by the Transfer Agent.

         (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Portfolio specified in (a)(1) above.

         (c) Upon issuance of any Shares of a Portfolio in accordance with the foregoing provisions of this Section 10, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

         (d) Except as provided hereafter, whenever any Shares of a Portfolio are redeemed, the Trust shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions specifying:

               1. The name of the Portfolio whose Shares were redeemed;

               2. The number of Shares redeemed; and

               3. The amount to be paid for the Shares redeemed.

                  The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Trust by the Transfer Agent.

         (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Portfolio being redeemed pursuant to valid instructions as described in the Prospectus, the Custodian shall make payment to the Transfer Agent out of the monies specifically allocated to and held for the account of the Portfolio specified in (d)(1) above of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 10.

11.      Indebtedness.

         (a) The Trust will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Trust borrows money, using Securities as collateral, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the Portfolio for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (4) the time and date, if known on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Trust for the separate account of the Portfolio on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book- Entry System or the Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Prospectus.

         (b) Upon receipt of the Written Instruction referred to in paragraph
         (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities specifically allocated to such Portfolio as may be specified in Written Instruction to collateralize further any transaction described in this Section 11. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written Instruction all of the information required by this Section 11, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

12.      Corporate Actions.

         Whenever the Custodian or any Sub-Custodian (other than a foreign securities depository or clearing agency) receives information concerning Securities held for a Portfolio which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bond issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders ("Corporate Actions"), the Custodian will give the Trust notice of such Corporate Actions to the extent that the Custodian's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Custodian will endeavor to obtain Written or Oral Instructions from the Trust, but if such Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such Instructions, the Custodian is authorized to sell, or cause a Sub-Custodian to sell, such rights entitlement or fractional interest and to credit the applicable account with the proceeds and to take any other action it deems, in good faith, to be appropriate, in which case, provided it has met the standard of care in Section 14 hereof, it shall be held harmless by the particular Portfolio involved for any such action.

         The Custodian will deliver proxies to the Trust or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with Written or Oral Instructions from Authorized Persons.

13.      Persons Having Access to Assets of the Portfolios.

         (a) No trustee or agent of the Trust, and no officer, director, employee or agent of the Trust's investment adviser, of any sub-investment adviser of the Trust, or of the Administrator, shall have physical access to the assets of the Trust held by the Custodian or any Sub-Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian or any Sub-Custodian deliver any assets of the Trust to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Trust's investment adviser, with any sub-investment adviser of the Trust or with the Administrator shall have access to the assets of the Trust.

         (b) Nothing in this Section 13 shall prohibit any officer, employee or agent of the Trust, or any officer, director, employee or agent of the investment adviser, of any subinvestment adviser of the Trust or of the Administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph
         (a) of this Section 13.

         (c) The Custodian represents that it maintains a system that is reasonably designed to prevent unauthorized persons from having access to the assets that it holds (by any means) for its customers.

14.      Concerning the Custodian.

         (a) Scope of Services. The Custodian shall be obligated to perform only such services as are set forth in this Agreement or expressly contained in a Certificate, Written Instructions or Oral Instructions given to the Custodian which are not contrary to the provisions of this Agreement.

         (b) Standard of Care.

               1. The Custodian will use reasonable care with respect to its obligations under this Agreement and the safekeeping of property of the Portfolios. The Custodian shall be liable to the Trust for any loss which shall occur as the result of the failure of the Custodian or a Sub-Custodian (other than a foreign securities depository or clearing agency) to exercise reasonable care with respect to the safekeeping of such property. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodian services are performed. In the event of any loss to the Trust by reason of the failure of the Custodian or a Sub-Custodian (other than a foreign securities depository or clearing agency) to exercise reasonable care, the Custodian shall be liable to the Trust only to the extent of the Trust's direct damages and expenses, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special condition or circumstances.

               2. The Custodian will not be responsible for any act, omission, default or for the solvency of any foreign securities depository or clearing agency approved by the Board of Trustees pursuant to Section (1)(n) or Section 3 hereof.

               3. The Custodian will not be responsible for any act, omission, default or for the solvency of any broker or agent (not referred to in paragraph (b)(2) above) which it or a Sub-Custodian appoints and uses unless such appointment and use is made or done negligently or in bad faith. In the event such an appointment and use is made or done negligently or in bad faith, the Custodian shall be liable to the Trust only for direct damages and expenses (determined in the manner described in paragraph (b)(1) above) resulting from such appointment and use and, in the case of any loss due to an act, omission or default of such agent or broker, only to the extent that such loss occurs as a result of the failure of the agent or broker to exercise reasonable care.

               4. The Custodian shall be entitled to rely, and may act upon the advice of counsel (who may be counsel for the Trust) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

               5. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of the Trust. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Trust agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in (i) acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person or (ii) deciding not to act solely upon Oral Instructions, provided that the Custodian shall be required to contact the giver of such Oral Instructions and request written confirmation immediately following any such decision not to act.

               6. The Custodian shall supply the Administrator with such daily information regarding the cash and securities positions and activity of each Portfolio as the Custodian and the Administrator shall from time to time agree. It is understood that such information will not be audited by Custodian and Custodian represents that such information will be the best information then available to the Custodian. The Custodian shall have no responsibility whatsoever for the pricing of Portfolio Securities or for the failure of the Administrator to reconcile differences between the information supplied by the Custodian and information obtained by the Administrator from other sources, including but not limited to pricing vendors and the Trust's investment adviser. Subject to the foregoing, to the extent that any miscalculation by the Administrator of a Portfolio's net asset value is attributable to the willful misfeasance, bad faith or negligence of the Custodian (including any Sub-Custodian other than a foreign securities depository or clearing agency) in supplying or omitting to supply the Administrator with information as aforesaid, the Custodian shall be liable to the Trust for any resulting loss (subject to such de minimis rule of change in value as the Board of Trustees may from time to time adopt).

         (c) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

               1. The validity of the issue of any Securities purchased by any Portfolio, the legality of the purchase thereof, or the propriety of the amount specified by the Trust for payment therefor;

               2. The legality of the sale of any Securities by any Portfolio or the propriety of the amount of consideration for which the same are sold;

               3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

               4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

               5. The legality of the declaration or payment of any distribution of any Portfolio;

               6. The legality of any borrowing.

         (d) The Custodian need not maintain any insurance for the exclusive benefit of the Trust, but hereby warrants that as of the date of this Agreement it is maintaining a Bankers Blanket Bond and hereby agrees to notify the Trust in the event that such bond is cancelled or otherwise lapses.

         (e) Consistent with and without limiting the language contained in
         Section 14(b), it is specifically acknowledged that the Custodian shall have no duty or responsibility to:

               1. Question Written Instructions or Oral Instructions or make any suggestions to the Trust or an Authorized Person regarding such Instructions;

               2. Supervise or make recommendations with respect to investments or the retention of Securities;

               3. Subject to Section 14(b)(3) hereof, evaluate or report to the Trust or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

               4. Review or reconcile trade confirmations received from brokers.

         (f) Amounts Due from Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to any Portfolio from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

         (g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Trust and specifically allocated to a Portfolio are such as may properly be held by the Trust under the provisions of the Master Trust Agreement and the Prospectus.

         (h) Indemnification. The Trust agrees to indemnify and hold the Custodian harmless from all loss, cost, taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys fees and disbursements) arising directly or indirectly from any action taken or omitted by the Custodian (i) at the request or on the direction of or in reliance on the advice of the Trust or in reasonable reliance upon the Prospectus or (ii) upon a Certificate or Oral or Written Instructions; provided, that the foregoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Custodian's or any Sub-Custodian's (other than a foreign securities depository or clearing agency) negligence, willful misconduct, bad faith or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Trust property.

         (i) The Trust on behalf of the particular Portfolio involved agrees to hold the Custodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges on a Portfolio.

         (j) Without limiting the foregoing, the Custodian shall not be liable for any loss which results from:

               1. the general risk of investing, or

               2. subject to Section 14(b) hereof, investing or holding property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of property held pursuant to this Agreement.

         (k) No party shall be liable to the other for any loss due to forces beyond their control including but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (l) Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust and by the appropriate employees of the Securities and Exchange Commission.

         (m) Accounting Control Reports. The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

15.      Term and Termination.

         (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

         (b) Either of the parties hereto may terminate this Agreement with respect to any Portfolio by giving to the other party a notice in writing specifying the date of such termination, which, in case the Trust is the terminating party, shall be not less than 60 days after the date of receipt of such notice or, in case the Custodian is the terminating party, shall be not less than 90 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified vote of the Board of Trustees, electing to terminate this Agreement with respect to any Portfolio and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

                  In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Trustees, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor custodian with respect to any Portfolio, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and monies then owned by such Portfolio, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust.

         (c) Upon the date set forth in such notice under paragraph (b) of this
         Section 15, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian and specifically allocated to the Portfolio or Portfolios specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Portfolio or Portfolios.

16.      Limitation of Liability.

                  The Trust and the Custodian agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Trust or of the appropriate Portfolio(s) thereof, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Trust individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the Trust or of the appropriate Portfolio(s) thereof as provided in the Master Trust Agreement.

17.      Miscellaneous.

         (a) Annexed hereto as Appendix A is a certification signed by two of the present officers of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

         (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at its address stated on the first page hereof or at such other place as the Custodian may from time to time designate in writing.

         (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at its address shown on the first page hereof or at such other place as the Trust may from time to time designate in writing, with a copy to:

                         Hale and Dorr
                         60 State Street
                         Boston, Massachusetts 02109
                         Attention:  Ernest V. Klein, Esq.

         (d) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a vote of the Board of Trustees including a majority of the members of the Board of Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

         (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a vote of the Board of

         Trustees, and any attempted assignment without such written consent shall be null and void.

         (f) This Agreement shall be construed in accordance with the laws of the State of Illinois.

         (g) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (h) This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written

                                            MORGAN GRENFELL INVESTMENT TRUST



                                            By: /s/James E. Minnick
                                                -------------------------------
                                            Name: James E. Minnick
                                            Title: President

                                            THE NORTHERN TRUST COMPANY



                                            By: /s/Jeanne Vondrak
                                                -------------------------------
                                            Name: Jeanne Vondrak
                                            Title: Second Vice President

                                   APPENDIX A


         The undersigned officers of the Trust certify that each of the individuals listed below is an Authorized Person:

Category 'A'

J.C. Armitage
G.D. Bamping
M. Bullock (Chairman)
P.W.W. Disney (Managing Director)
M.A. Hall
J.R. Johnston
I.D. Kelson
R. Lamb
W.G.M. Thomas
P.N.C. Walker
A.M. Wheatley
J.C. Williams


Category `B'
Fund Managers                                                 Financial Unit

J. Anderson                                                   J.D. Burns
P. Berriman                                                   K. Cooke
G. Blanning                                                   M.J. Kearney
D. Cock                                                       S. Tryner
C. Coysh
R. Curling                                                    Administration
C. Ekins
G. Fisher                                                     L. Andrews
A. Fraser                                                     C. Batchelor
C. Getley                                                     H. Burley
N. Jenkins                                                    S. Carter
O.R.C. Larminie                                               L. Custance
J. Lodwick                                                    D. Craggy
P. Luke                                                       K. Francis
P. May                                                        C. Hirst
B. Ng                                                         L. Howlett
S. Peck                                                       M. Hunt
Lim Ser Mui                                                   C. Iveson
R. Whitteno                                                   K. Kates
R. Wilson                                                     D. Kightly
                                                              G. Lang

Other                                                         R. Larner
                                                              Mo Littlefield
L.B. Hacking                                                  Do McConkey
C. Hofbeck                                                    Ro Moxham
G.V. Hough                                                    Io Muller
Mo.Pope                                                       So Parker
C. Sandford                                                   Jo Porcel
A.V.P. Stitt                                                  Eo Protheroe
C. Sutton                                                     Mo Walshe
                                                              No Warner
                                                              Jo Willder
                                                              S.J. Wright
Dealers

A.N. Gharagozlou                                              Company Secretary
D. Jessop
S.A.J. Ward                                                   J.C. Thornhill



/s/James E. Minnick                         /s/ Mark G. Arthus
-----------------------------------         -----------------------------------
James E. Minnick                            Mark Arthus
President and                               Secretary and
Chief Executive Officer                     Compliance Officer,

                                   Schedule A

                                  Custody Fees

                                    for the

                            MGIT Mutual Fund Complex


Services Provided

         (bullet)        Safekeeping of assets
         (bullet)        Settlement of trades
         (bullet)        Foreign exchange
         (bullet)        Excess cash investment and management
         (bullet)        Income collection
         (bullet)        Tax withholding and reclamation
         (bullet)        Corporate action processing
         (bullet)        Proxy handling
         (bullet)        Fully audited month-end multicurrency reporting
         (bullet)        Daily on-line investment manager/fund administrator
                         reporting package

All sections/portfolios in the complex will be charged a base fee of $1,500 per annum.

                        Emerging Market Equity Fund and
                       Emerging Markets Fixed Income Fund

                    20.0 Basis points on the first $25 million
                    16.0 Basis points on the next $25 million
                    15.0 Basis points on the next $50 million
                    10.0 Basis points on over $100 million

                      International Small Cap Equity Fund,
                       Japanese Small Cap Equity Fund and
                         European Small Cap Equity Fund

                    16.0 Basis points on the first $50 million
                    12.0 Basis points on the next $50 million
                     8.0 Basis points on over $100 million

                 International Equity Fund, Global Equity Fund,
               European Equity Fund and Pacific Basin Equity Fund

                    14.0 Basis points on the first $50 million
                     9.0 Basis points on the next $50 million
                     6.0 Basis points on over $100 million

                          Global Fixed Income Fund and
                        International Fixed Income Fund

                    11.0 Basis points on the first $50 million
                     8.0 Basis points on the next $50 million
                     4.0 Basis points on over $100 million

                        Short-Term Fixed Income Fund and
                         Short-Term Municipal Bond Fund

                     4.0 Basis points on the first $100 million
                     3.0 Basis points on over $100 million

                             Large Cap Growth Fund

                     5.0 Basis points on the first $100 million
                     4.0 Basis points on the next $100 million
                     3.0 Basis points on over $200 million

                             Smaller Companies Fund

                     5.0 Basis points on the first $100 million
                     4.0 Basis points on the next $100 million
                     3.0 Basis points on over $200 million

Any non-U.S. futures/option transactions incur a charge of $120 per roundtrip. U.S. futures/option transactions incur a charge of $60 per roundtrip.

We do not impose additional charges for facsimile, telex, income collection, tax reclamation, administration or other "miscellaneous" activities. Execution costs, such as stamp duty, re-registration and delivery/receipt charges would be passed through at cost if and as applicable.

Full access to The Northern Trust's on-line, customized reporting system, the Electronic Delivery System (EDS), will be made available to both Morgan Grenfell U.K. and N.Y. as well as SEI. In recognition of our commitment to the success of our partnership with SEI in creating an accurate daily NAV and with Morgan Grenfell in assuring compliance and daily monitoring capabilities, we are waiving our standard charge of $100 per hour for staff consultative and development time.

The only charge associated with the use of EDS will be based upon actual computer usage of $20 per Computer Resource Unit (CRU). A CRU is based on the time used to process data by our computers as well as the amount of computer storage used to hold your data records and reports as well as connect time. Telecommunication charges, however, do apply. We provide a toll-free number in the U.S. and in the U.K. EDS is accessed via a local telephone number.

As we conveyed in our presentation, Morgan Grenfell presently receives an abbreviated form of EDS to facilitate trade communication. This service will continue to be available and free of charge.

Morgan Grenfell Investment Trust and The Northern Trust Company agree to the foregoing fees pursuant to Section 5(a) of the Custody Agreement between them dated as of December 29, 1993. Morgan Grenfell Investment Trust and The Northern Trust Company further agree that, pursuant to Section 1(j) of such Agreement and effective as of December 28, 1994, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Large Cap Growth Fund and Morgan Grenfell Smaller Companies Fund (each a series of Morgan Grenfell Investment Trust) are each subject to the terms of such Agreement.

       Morgan Grenfell Investment Trust


By:    /s/ Mark G. Arthus
       ---------------------------------

Name:  Mark G. Arthus
       ---------------------------------

Title: Secretary
       ---------------------------------


       The Northern Trust Company


By:    /s/ Sheldon W. Woldt
       ---------------------------------

Name:  Sheldon W. Woldt
       ---------------------------------

Title: Vice President
       ---------------------------------